EXHIBIT 99.1

Receivables Purchase Program

between

Chemours Deutschland GmbH

Dornhofstraße 34

63263 Neu-Isenburg

Germany

and

Chemours International Operations Sarl

Route du Nant-d’Avril 150

1217 Meyrin

Switzerland

and

Chemours Netherlands BV

Baanhoekweg 22

3313 LA Dordrecht

Netherlands

Dordrecht, NL trade register no. 54013445

and

Chemours International BV

Baanhoekweg 22

3313 LA Dordrecht

Netherlands

Dordrecht, NL trade register no. 60522380

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and

Chemours UK Limited.

2 New Bailey

6 Stanley Street

M3 5GS Salford, Manchester

United Kingdom

and

Chemours Belgium BV

Ketenislaan Haven 1548

9130 Kallo

Belgium

– referred to in the following collectively as "Clients" and each individually as " Client "–

and

BNP Paribas Factor GmbH

Hansaallee 299

40549 Düsseldorf

referred to in the following as “Factor”

EXHIBIT 99.1

PART 1 – Receivables Purchase Program

Preamble	4
Art. 1 Offer for purchase of receivables	4
Art. 2 Acceptance of the purchase offer, obligation to accept	5
Art. 3 Purchase Price	5
Art. 4 Type of procedure – Balance Reconciliation System, undisclosed Inhouse Procedure, revocation	5
Art. 5 Retention	7
Art. 6 Assignment of the Receivables	9
Art. 7 Debtor Default	9
Art. 8 Guarantees on the part of Client	10
Art. 9 Dispute	10
Art. 10 Limit	11
Art. 11 Remuneration	11
Art. 12 Collection	12
Art. 13 Collections received by the Client and credit notes	13
Art. 14 Storage and release of documents	13
Art. 15 Assignment of ancillary rights and transfer of security	13
Art. 16 Realisation of security and release	14
Art. 17 Cooperation, reporting and other obligations	14
Art. 18 Audit	16
Art. 19 Account management	16
Art. 20 Non-assignment clause, maturity, set-off and rights of retention	17
Art. 21 Remote transmission of data	17
Art. 22 List of signatures	18
Art. 23 Assignments by the Factor	18
Art. 24 Inception of Agreement, term and termination	18
Art. 25 Termination and implementation of the Receivables Purchase Agreement	19
Art. 26 Combating bribery, corruption and money laundering	19
Art. 27 Sanctions representations and covenants	19
Art. 28 Confidentiality and data protection	20
Art. 29 Miscellaneous; No validity of the Client's GTCs	20
Art. 30 Place of performance, place of jurisdiction, choice of law, final provisions	21
PART 2 – List of definitions	22
PART 3 – Appendix	28
PART 4 – Appendix Debtors	29
PART 5 – Signatures	30
PART 6 – Accession (Schuldbeitritt)	31

EXHIBIT 99.1

Preamble

This receivables purchase agreement (the “Receivables Purchase Agreement” or the “Agreement”, “RPA”) is the framework agreement which forms the basis for the purchase of the Client’s Receivables through “non-recourse factoring”, i.e. the Factor purchases the Client’s Receivables definitely and bears the risk of Debtor’s ability to pay. The parties have the common understanding that the concept of “non-recourse factoring” as described in the preceding sentence, shall be considered as an essential basis of this Agreement within the meaning of Section 313 of the German Civil Code (BGB).

Receivables are purchased in accordance with the following provisions using the undisclosed Inhouse Procedure by way of Balance Reconciliation System (Saldenabgleich).

Unless otherwise defined in this Agreement, terms in italics are further explained and defined in Part 2 of this Agreement – List of definitions. Articles without a specific designation are those of this Agreement. The English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

Art. 1 Offer for purchase of receivables

(1) The Client undertakes to offer for purchase those of its Receivables against its Debtors which meet the Offer Requirements (Andienungsvoraussetzungen).

(2) The Client shall submit its offer for purchase by forwarding to the Factor the Criteria of a Receivable at the respective Offer Time (Andienungszeitpunkt). Prior to the first offer for purchase of Receivables against a certain Debtor, the Client shall provide the Factor with the Debtor’s master data (full company name and legal address, competent commercial register and commercial register number and the Debtor number assigned to the Debtor in-house by the Client) for this Debtor. With each offer, the Client represents and warrants (sichert zu) that the Receivable offered for purchase fulfils the Offer Requirements. The Client shall offer the Receivables separately for each currency by electronic data transfer of all of the outstanding items in the Client’s debtor accounts in which all of the Receivables, including the newly accrued ones, are contained. The data transfer takes place by means of a file via defined interfaces of the Factor or the service provider named in the Appendix.

(3) The Client shall be bound by its offer for purchase for an adequate period, which takes into account the necessary checks by the Factor. If the Factor does not accept such offer within a period, which in the normal course of business is sufficient for a purchase decision, the Client may set a final deadline by written declaration to the Factor of 5 Business Days as of receipt of such declaration for the Factor to accept its offer.

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Art. 2 Acceptance of the purchase offer, obligation to accept

(1) The Factor shall accept the Client’s offer for purchase by crediting the Purchase Price for the Receivable to the Factoring Settlement Account managed in-house for Client. In accordance with Section 151(1) BGB (German Civil Code), the Client waives the right to receive a declaration of acceptance. If the offer for purchase is not accepted by the Factor, the Receivable shall be shown in the Account “Inkassoverbindlichkeiten” and shall continue to be offered to the Factor for purchase in accordance with Art. 1(3).

(2) Insofar as offered Receivables fulfil the Purchase Requirements and furthermore any payment requirements specified in the Appendix are met, the Factor shall be obliged to accept the Client’s offer to purchase.

(3) The Factor is also entitled to purchase Receivables that do not fulfil the Purchase Requirements. If the Factor accepts the Client’s offer to purchase such a Receivable, the purchase contract for the Receivable shall be effective. However, the Factor reserves the right to withdraw from the purchase of receivables in such cases. There is no obligation on the part of the Factor to conduct any checks or due diligence as regards the Receivables offered for purchase.

(4) If all or a part of a Receivable offered is no longer covered by the limit, it shall succeed to the extent that the limit for the Receivable has been freed by debtor payments (succession procedure).

(5) The Factor’s obligation to purchase shall not apply to the extent and as long as Utilisation of the Total Maximum Amount is 100%. The Factor’s obligation to purchase ceases to apply if the Factor becomes aware of facts that necessarily suggest that the Client is not fulfilling its obligations towards suppliers with whom an extended retention of title (verlängerter Eigentumsvorbehalt) has been agreed, or if the Factor becomes aware that such suppliers have revoked or restricted their collection authorisation (Einziehungsermächtigung) granted to the Client.

Art. 3 Purchase Price

(1) The Factor is obliged to pay the Purchase Price in the agreed Currency.

(2) The Factor is entitled to set-off (aufrechnen) the agreed remuneration and other counterclaims due under or in connection with this Agreement.

(3) The Purchase Price is due immediately and payable to the respective Clients’ bank accounts specified in the Appendix.

Art. 4 Type of procedure – Balance Reconciliation System, undisclosed Inhouse Procedure, revocation

(1) The factoring is carried out by means of a Balance Reconciliation System within an undisclosed Inhouse Procedure.

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(2) The following applies to the undisclosed Inhouse Procedure by means of Balance Reconciliation System:

a) If the sum of the purchased Receivables minus the credit notes and credit held by the Debtors and retentions under this Agreement exceeds the amount paid out by Factor at the time of the purchase, the Factor shall pay the excess amount within two (2) Business Days. The Factor is entitled to set-off all of its rights and claims vis-à-vis the respective Client to forward debtor payments against the rights and claims of the Client to the payment of the Purchase Price. The declaration of set-off (Aufrechnungserklärung) and the intention to set-off (Aufrechnungswille) shall thereby be documented by payment of the balance to the Client. If the sum of the purchased Receivables minus the credit notes and credit held by the Debtors and retentions under this Agreement, on the other hand, does not cover the amount paid out by the Factor at the time of the purchase, the Client shall pay the balance within two (2) Business Days. The Factor is thus also entitled to set-off the reciprocal rights and claims. It is also entitled to claim the respective balance from the Client. The declaration of set-off or the underlying intention to set-off shall thereby be documented by the Factor’s claiming the balance. The Client shall transfer the balance to the Factor's account as specified in the Annex. For the avoidance of doubt, this shall not affect Clients' rights to contest accuracy and lawfulness of any [debits]/[payments] made to the Factor.

b) The Balance Reconciliation System shall be carried out separately for each currency.

c) The Client is authorised and obliged to perform the accounts receivable accounting (Debitorenbuchhaltung), including that for the purchased Receivables, in a fiduciary capacity for the Factor in accordance with the relevant commercial and tax regulations on a daily basis. The Client is obliged to create the documentation necessary for proper accounts receivable accounting and store it for the Factor in a fiduciary capacity in compliance with the statutory periods and to hand it over to the Factor upon request at any time.

d) The Client shall carry out the dunning process on behalf of the Factor. Upon request, it shall provide the Factor with evidence of the measures it has initiated to recover the Receivables.

e) The Debtors shall not initially be informed of the factoring relationship and the assignment. The Factor shall inform the relevant Debtor accordingly (Disclosure) upon initiation of the collection procedure in accordance with the provisions of Art. 12. The Client shall be authorised to claim the Receivables in its own name and to collect them from the Debtors up to that point in time.

(3) Collaboration in respect of Balance Reconciliation System shall be based on the Client’s economic circumstances which existed on the date the contract was concluded and of which the Factor was aware. Therefore, the Factor is entitled to revoke the Balance Reconciliation System in writing at any time and unilaterally, in the event that these economic circumstances deteriorate not only insignificantly. The same applies if the Client breaches its obligations under this Receivables Purchase Agreement.

(4) Following revocation of the Balance Reconciliation System, the collaboration shall continue by way of an undisclosed Inhouse Procedure unless one of the two parties has made use of an extraordinary right of termination. The provisions of Art. 4(2)(c) to (e) shall also apply in this respect, as well as the following:

EXHIBIT 99.1

a) There shall be no more set-off of the Factor's right and claims to forward payments against the Client's rights and claims vis-à-vis the Factor within the meaning of the Balance Reconciliation System. The Client shall immediately forward payments by the Debtors on the Receivables to the Factor.

b) The Client shall set up Secured Accounts and shall accept payments in respect of receivables only via these accounts. With regard to payments made into Secured Accounts, the parties shall enter into an agreement with the account-holding bank to ensure the immediate forwarding of collections to the Factor. The Client shall specify only Secured Accounts as the account for incoming collections on all invoices addressed to the Debtors, who have made any payments of collections to any other bank accounts, and shall immediately instruct the Debtors to make any payments in respect of Receivables solely into a Secured Account.

(5) If the Client breaches its obligations under this Receivables Purchase Agreement, or if there is a significant deterioration in Client's financial circumstances, the Factor may revoke the undisclosed Inhouse Procedure. The Factor shall then be entitled to inform the Debtors about the factoring relationship and the assignment of the Receivables and security rights to the Factor, to claim the Receivables from them in its own name and to demand direct payment. The contractual relationship shall then continue in a disclosed Inhouse Procedure. The revocation is made by means of a written declaration from the Factor to the Client. The Parties' right to extraordinary termination shall remain unaffected.

Art. 5 Retention

(1) The Factor shall receive General Retention for potential claims against the Client under the guarantee, as set out in Art. 8. It does not serve as collateral for the Factor as regards any Event of Debtor Default. The General Retention is due immediately, i.e. upon acceptance of the offer to purchase by the Factor. It shall be netted against the Purchase Price due. Such General Retention will be released upon the Factor receiving payment in full from a Debtor. In case of the realisation of an Event of Debtor Default, the Client is entitled to request the release of such General Retention from the Factor; such claim to release against the Factor in the Event of Debtor Default shall be asserted by the Client against the Factor in writing upon the realisation of an Event of Debtor Default.

(2) The Factor may adjust the General Retention in an appropriate amount to take account of a change in circumstances. The Client will be informed thereof in writing. During the application of the Balance Reconciliation System, information will be provided 5 Business Days in advance. The percentage of the respective purchased and assigned Receivable agreed for calculating the General Retention may be increased by the Factor in the following cases, including for Receivables which have been purchased but which have not yet been settled by means of payment by the Debtor:

a) if circumstances arise indicating that – despite requests – the Client is not fulfilling its contractual obligations vis-à-vis the Factor, including its notification and cooperation obligations;

b) if and to the extent that the General Retention previously provided is mainly used (or is likely to be used) by the average, justified reductions of the Receivables, in particular due to objections and defences raised by Debtors or due to credit notes from the Client, and/or if and to the extent that, after Disclosure, the amount of the Debtor collections received by the Client increases;

EXHIBIT 99.1

c) the creditworthiness of the Client has deteriorated more than insignificantly.

(3) the Factor shall be entitled to increase the General Retention in accordance with Art. 5 (2) b) above if the dilution ratio exceeds the dilution percentage set out in the Appendix. The Factor may increase the General Retention by the same percentage as the specified dilution percentage is exceeded. Any percentages will be rounded up to the next full percentage point. Each calculation period is a full 3-month period. The calculation shall be performed each month, based on the last complete calculation period. The Factor shall be entitled to increase the General Retention in respect of all purchased or to be purchased Receivables, provided that the reason for the increase relates to all Receivables. Otherwise, the right to increase the General Retention shall be limited to Receivables from specific Debtors, insofar as the Factor has a corresponding security requirement in respect these Debtors.

(4) The Factor shall reduce the General Retention back to the contractually agreed amount if the reason for the increase no longer exists.

(5) In the cases specified in paragraph 2, the Factor may also request additional, appropriate retention in the amount of the possible claim of the Client under the guarantee set out in Art. 8, to be deposited in the Account “Zusätzliche Sicherheitsleistungen”.

(6) The Factor is entitled to retention from any credit balance of the Client standing to the credit of the Retention Accounts and from the proceeds of debt collection if a claim is likely to be made under the guarantee as per Art. 8 from the point in time when (a) the Client persistently fails to fulfil its contractual obligations; (b) the Receivables Purchase Agreement is terminated without notice (fristlos) in accordance with the provisions of this Agreement by the Factor; or (c) there are reasons for the opening of insolvency proceedings in accordance with Sections 16 et seqq. InsO with regard to the Client.

(7) If the total sum of purchased but still outstanding Receivables against a single Debtor exceeds the percentage specified in the Appendix of all purchased but still outstanding Receivables (concentration factor), retention must be posted which is equal to the amount by which the percentage is exceeded. However, those Receivables for which a payment for an Event of Debtor Default was made and those for which retention was posted in accordance with Art. 9(2) of the Receivables Purchase Agreement shall not be taken into account. Moreover, the parties may agree on individual concentration factors for individual Debtors. An individual Debtor within the meaning of this provision means any company which constitutes a single borrower unit according to supervisory regulations.

(8) With regard to assigned but not purchased Receivables for which the Factor – after Disclosure pursuant to Art. 4(5) – has already received payment from Debtors, the Factor is entitled to demand additional retention in the amount of the VAT if the Client has not met its payment obligations towards the tax authorities. This retention requirement is intended to meet any liability claims of the tax authorities against the Factor in accordance with Section 13c German Value Added Tax Act (UStG). In the event of a payment to the tax authorities, the Factor will be treated as if it had paid the full amount of VAT to the Client.

Art. 6 Assignment of the Receivables

(1) The Client hereby assigns to the Factor in advance all Receivables, subject to the condition precedent of the purchase of the respective Receivable. The Factor hereby explicitly accepts these assignments.

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These assignments become effective upon signing of this Receivables Purchase Agreement, regardless of the Inception of Agreement (Vertragsbeginn).

(2) Receivables which the Factor initially does not purchase shall be posted to the Account “Inkassoverbindlichkeiten” until the respective purchase and reported in such account as collection Receivables (Inkassoforderungen). This is a purely internal booking process in the Factor's IT system and has no legal effect. If the Factor definitively declines to purchase a Receivable, the condition precedent pursuant to paragraph 1 above is deemed not to have been met.

(3) If the advance assignment is ineffective under the relevant laws applicable to the Receivable to be assigned, the Client shall be obliged, immediately after such Receivable has come into existence, to assign it to the Factor and carry out all other declarations and actions necessary for the validity of such assignment under the relevant applicable laws. The transmission of the Criteria of a Receivable by the Client pursuant to Art. 1(2) shall then at the same time qualify as an offer to assign the Receivable, and the crediting of the Purchase Price for the Receivable to the Factoring Settlement Account or the posting of the Receivable in the Account “Inkassoverbindlichkeiten” pursuant to Art. 2(1) shall qualify as the acceptance of the assignment.

(4) Receivables for which the assignment is not valid will be held by the Client on trust (treuhänderisch) for the benefit of the Factor. The assignment becomes effective and the Factor becomes the legal owner as soon as the reason preventing assignment ceases to exist. Upon request by the Factor, permitted at any time, the Client is obliged to carry out and submit all necessary actions and declarations for the assignment of the Receivables to the Factor. With the assignment of the Receivables to the Factor, the respective trust relationship with regard to the Receivables in question ends at the same time.

(5) Notwithstanding the assignment agreed, the Client undertakes to confirm and repeat the assignment of the Receivables at the Factor's request at any time, if necessary by furnishing a form of assignment agreement provided by the Factor in which the Receivables are defined more closely.

Art. 7 Debtor Default

(1) Subject to the legal existence of the Receivable, the Factor shall bear the risk of realisation of Event of Debtor Default (Delkredererisiko) for the Receivable it purchased.

(2) Upon the realisation of an Event of Debtor Default, the following shall apply irrespective of the provision of Art. 5(1) sentence 6:

a) If Factor has already paid the Purchase Price to the Client for the Receivable affected by the realisation of an Event of Debtor Default, the Client shall first be obliged to repay an amount equal to the VAT component forming part of the Receivable.

b) The Factor shall issue to the Client a Debtor Default receipt (Dekrederebeleg), on the basis of which the Client must claim a VAT refund from the tax authorities due to the defaulted Receivable. If the tax authorities justifiably refuse to refund the VAT, the Factor shall be obliged to pay the VAT component.

EXHIBIT 99.1

Art. 8 Guarantees on the part of Client

(1) The Client hereby represents and warrants by way of an independent guarantee irrespective of fault (selbständiges, verschuldensunabhängiges Garantieversprechen) to the Factor, that (a) a Receivable purchased by the Factor is in Good Order and will remain in Good Order until its fulfilment; (b) the Purchase Requirements (with the exception of the requirements regarding the Limit and the Purchase Limit) are fulfilled with regard to a Receivable purchased by the Factor, and (c) in the event of assignment of the purchased Receivable within the scope of an extended retention of title (verlängerter Eigentumsvorbehalt) to its supplier, that Client is entitled to dispose of the Receivable on the basis of a collection authorisation (Einziehungsermächtigung) contained in the retention of title.

(2) In the event of a breach of one of the representations and warranties above, the Client shall ensure that the Factor is in the same position as it would have been if the representations and warranties had been fulfilled. Alternatively, after unsuccessful expiry of a deadline, the Factor may also withdraw from the relevant purchase and/or demand damages, without prejudice to any other rights. These rights may be exercised without setting a deadline if setting a deadline is dispensable due to statutory provisions.

(3) The rights of the Factor pursuant to this Art. 8 are subject to the statutory standard limitation period of Section 195 of the German Civil Code (BGB).

Art. 9 Dispute

(1) The Client shall inform the Factor immediately of any Dispute and forward to the Factor all correspondence relating to the Dispute. The parties agree that, during their collaboration in the Balance Reconciliation System, this information shall not be sent to the Factor immediately, but together with the respective next data transmission at the time of the next offer. Notwithstanding, the Client is obliged to clarify the Dispute with the Debtor without undue delay (unverzüglich).

(2) The Factor is entitled, in the event of a Dispute in relation to a purchased Receivable, to debit the Purchase Price already paid for the Receivable less any retention retained concerned to the Factoring Settlement Account. The Receivable in question shall, however, remain purchased. Subject to the following provision in paragraph 3, the risk of an Event of Debtor Default (Delkredererisiko) remains with the Factor in this case as well.

(3) If it is legally established by final non-appealable judgement, or if the Debtor acknowledges that the purchased Receivable affected by the Dispute is in Good Order, the Factor shall credit the amount initially debited as set out in paragraph 2 above back to the Factoring Settlement Account. If, on the other hand, it is legally established by final non-appealable judgement or if the Client acknowledges that the Receivable affected by the Dispute is not in Good Order, the Factor shall be entitled to the rights set out in Art. 8(2).

Art. 10 Limit

(1) The Factor will set the limit for each individual Debtor at its discretion, in particular taking account of creditworthiness and reliability. Using the same criteria, the Factor shall be entitled to subsequently amend and cancel a Limit at any time (without prejudice to the right to cancel a Limit, as set out in Art.

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12(4)). The Factor will inform the Client of limit decisions and any amendments it makes without delay in writing, by email, or by uploading it to Factor’s online portal without undue delay (unverzüglich).

(2) Applications for granting and amending a Limit must be made in writing by the Client, stating the full company name and legal address of the Debtor as well as providing all available information about the Debtor and the contractual relationship with the Debtor. The requested Limit should not materially exceed the expected utilisation of the Limit. If the existing Limit is exceeded in the course of the collaboration by submission of further invoices, the Client shall be obliged to submit a request to increase the Limit.

(3) Any amendment or cancellation of the Limit shall not apply to Receivables that have already been purchased and Receivables for which the Client has already provided the service to the Debtor before receiving the amendment notification, and was therefore entitled to rely on the Limit granted.

(4) To the extent that the subject matter of the Receivables Purchase Agreement also includes foreign currency Receivables and the Factor has drawn up the Limit for the Debtor of such Receivables not in the invoice currency but in Euros, it is hereby clearly agreed that the Factor shall only assume the Debtor’s default risk up to the amount of the Limit set in Euros, even if the purchase price payment for the Receivables is made in the invoice currency.

Art. 11 Remuneration

(1) The Client is obliged to pay the agreed remuneration (Interest, Factoring Fee, structuring fee and other fees) in the amount specified in the Appendix. The service fee applicable for the performance of debtor accounting (Debitorenbuchhaltung) and the Dunning Process by the Client was taken into account when determining the Factoring Fee and the interest. The renumeration shall be debited from the Factoring Settlement Account. The remuneration is billed monthly to all Clients.

(2) The Client shall bear all costs charged or deducted by third party financial institutions relating to collections from the Debtors received by the Factor, irrespective of whether these are received in Secured Accounts or paid directly into one of the Factor’s accounts. The Client shall also bear the costs of maintaining the Secured Accounts and forwarding the funds from the Secured Accounts to the Factor.

(3) All fees and interest are to be understood as net of any applicable VAT.

(4) The Factor may, at its reasonable discretion, adjust the interest margin specified in the Appendix at its reasonable discretion in the event that the Factor is no longer able to obtain refinancing on the money markets at the applicable EURIBOR, or if applicable, any other relevant reference interest rate as specified in the Appendix. If, from the perspective of an objective third party, the continuation of this agreement with the interest margin as adjusted by the Factor is unreasonable for the Client, the Client is entitled to terminate the agreement for good cause (aus wichtigem Grund) without notice.

Art. 12 Collection

(1) The Factor may, at the latest from the day specified in the Appendix or after an application is made to open insolvency proceedings over the assets of the Debtor in question, disclose the assignment to such Debtor and initiate the collection procedure (provided that the Receivable in question has not or not

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completely been settled at this point in time). Regarding the Receivables held on trust within the meaning of Art. 6 (4), the Client is obliged to disclose the trust relationship to such Debtor upon instruction from the Factor. Before Disclosure, the Factor will convey a request for Disclosure to the Client. In the event that the Client fails to agree to the Disclosure by the Factor within 5 Business Days upon receipt of a request for Disclosure from the Factor, the Factor shall be entitled to withdraw from the Receivables Purchase Agreement relating to the Receivables in question and can also assert the rights to which it is entitled by law.

(2) In order to carry out the collection procedure, the Client shall supply the Factor with all documents and information required for such purpose.

(3) If the Client does not fulfil such obligation with regard to a purchased Receivable and does not comply with it immediately even after being requested to do so by the Factor, then the Factor shall be entitled to rescind the purchase contract for the Receivable in question and may, furthermore, assert the rights to which it is entitled under statutory law. Insofar as the Client has reimbursed the Factor for the Purchase Price paid for the Receivable, the Factor shall not be entitled to initiate collection measures (including Disclosure of the assignment) against the Debtor.

(4) As from the 60th day after the due date of the receivable which at this point in time has not or not completely been settled, the Factor shall also be entitled to cancel the Limit for the relevant Debtor.

(5) The collection procedure for purchased Receivables is the responsibility of the Factor in its own name and on its own account. In case of an Event of Debtor Default, the Factor shall bear all costs relating to the legal dispute with the relevant Debtor. Notwithstanding the foregoing, the Client must reimburse the Factor for the Factor’s court, legal and own costs that are incurred due to the Debtor having justifiably contested its payment obligation. Costs that arise due to the Debtor’s insolvency will be borne by the Factor.

(6) The Client may join any legal dispute on the side of the Factor as an intervening party. If the Client does not exercise such right, then it cannot claim vis-à-vis the Factor that the legal dispute with the Debtor was decided wrongly or that Factor did not conduct the proceedings properly.

(7) Before initiating legal action against a Debtor, the Factor should notify the Client. The Client may object to legal action against individual Debtors for good cause, but shall then be obliged to indemnify the Factor for the loss of the Receivable. If the Client fails to do this within a reasonable time limit set by the Factor, its objection will not be considered.

(8) The Factor is entitled but not obliged to assert claims for interest at maturity and default interest against the Debtor.

(9) The Factor is not under any obligation to initiate legal action for Receivables that have not been purchased.

(10) Regarding the Receivables held on trust within the meaning of Art. 6 (4), the Client, as trustee, takes over the debt collection process in the external relationship, including the implementation of legal action and insolvency proceedings regarding the Receivables purchased by the Factor and subject to the trust relationship. The Client is obliged to protect the interests of the Factor and to act according to the Factor's

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instructions and specifications. Art. 12 (7) sentences 2 and 3 apply accordingly. Upon request, the Client shall inform the Factor about the measures taken and the current status.

Art. 13 Collections received by the Client and credit notes

(1) Collections received by the Client for Receivables assigned to the Factor as well as Receivables held on trust within the meaning of Art. 6 (4) will be accepted by the Client as trustee for the Factor. The Client shall forward any collections received by it to the Factor. Within the Balance Reconciliation System, such right of the Factor to have these collections forwarded shall be set-off against the Client's claim for payment of Purchase Prices in accordance with Art. 4(2) a).

(2) The Client is obliged to submit credit notes relating to Receivables from Debtors at the time of the next offer. The Factor shall be entitled to debit the Factoring Settlement Account for an equivalent amount.

Art. 14 Storage and release of documents

For the duration of the statutory retention periods, or for at least ten years from the end of the calendar year in which the respective invoice for a Receivable was issued, the Client shall keep the records on Receivables (all invoices, delivery notes, contracts, order confirmations, credit notes, accounting documents and comparable documents that relate to a Receivable and may be required in connection with its recovery) for and on behalf of the Factor in safe custody. The Client undertakes to provide the Factor with such records at any time, upon request, without undue delay (unverzüglich) and free of charge.

Art. 15 Assignment of ancillary rights and transfer of security

(1) In addition to any Receivable sold by the Client to the Factor, the Client hereby offers to assign to the Factor all claims, rights and ancillary rights relating to such Receivable which arise from the relevant contract with the Debtor or by law and the Factor hereby accepts such assignment.

(2) The Client and the Factor hereby agree that the retained title and security title (Vorbehalts- und Sicherungseigentum) of the Client securing a purchased Receivable shall pass on to the Factor no later than at the moment at which the Client acquires ownership or co-ownership. The Client and the Factor also agree that all current and future expectancy rights (Anwartschaftsrechte) acquired by the Client in respect of any assets included in invoices for purchased Receivables will immediately transfer to the Factor.

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(3) The Client hereby assigns to the Factor any and all of its insurance claims in respect of the purchased Receivables and transferred assets. The Factor hereby accepts such assignment. To the extent that any such assignment depends on further prerequisites, the Client undertakes to conduct the assignment in the required manner.

(4) Regarding the Receivables held on trust within the meaning of Art. 6 (4), the above paragraphs shall apply accordingly, provided that the trust relationship also relates to all of the security interests mentioned above (in particular claims, rights and ancillary rights) relating to a purchased Receivable.

Art. 16 Realisation of security and release

(1) Should the Debtor fail to pay for a purchased Receivable by the due date, the Factor shall be entitled to realise the security interests available to such Receivable. Such realisation is subject to any applicable law.

(2) If the realisable value of all security interests provided not only temporarily exceeds the total amount of all claims under the business relationship (coverage limit), the Factor shall, upon the Client’s request, release security interests of its choice with a value equal to the amount by which the coverage limit is exceeded; when selecting the security interests to be realised, it will consider the legitimate interests of the Client and third-party security providers that have provided security for the liabilities of the Client. If a standard other than the realisable value is set for a certain security, or if another coverage limit or another limit for the release of a security interests is agreed, these standards or limits will apply.

Art. 17 Cooperation, reporting and other obligations

(1) The Client undertakes to support the Factor to the best of its ability free of charge regarding the enforcement of claims against Debtors and for the realisation of the security interest and ancillary rights assigned or transferred (as applicable) as well as the goods affected by returns, in particular by providing information, transferring documents and submitting all declarations that are or could be required for enforcement.

(2) The Client undertakes to formulate its General Terms and Conditions (GTC) governing its relationship with the Debtors, in a manner that they include all security arrangements that are customary and permissible in the industry. Insofar as goods are delivered to the Debtors, a retention of title (including any form of extension (verlängerter und erweiterter Eigentumsvorbehalt)) shall be included.

(3) The Client is obliged to inform the Factor without undue delay (unverzüglich) of all circumstances of which it becomes aware that relate to the Receivables and might affect the interests of the Factor. In particular, the Client shall report the following without undue delay (unverzüglich):

a) all material negative information about the creditworthiness of the Debtors that is available to or comes to the attention of the Client excluding the information from public databases like Dun & Bradstreet, Credit Risk Monitor, etc.,

b) attachments or other enforcement measures, and any other assertion of rights by third parties in relation to the Receivables,

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c) revocation of authorisation granted as part of an extended retention of title (verlängerter Eigentumsvorbehalt) for the resale of reserved goods, or revocation of the direct debit authorisation (Einziehungsermächtigung) by a pre-supplier.

(4) To the extent that the assignment/transfer of Receivables and rights/assets of the Client, as specified in Art. 6 and 15, requires a special form or depends on further preconditions, the Client undertakes to carry out such assignment in the manner required for it to be effective vis-à-vis the Client and all third parties, at the Client's own expense.

(5) The Client shall also inform the Factor, to the extent legally permissible, without undue delay (unverzüglich) of any material circumstances relating to its company and to furnish the Factor with the relevant documents unless the mother company, the Chemours Company has published such documents and information pursuant to the disclosure requirements of the US Securities and Exchange Commission. Such notification and submission obligation refers in particular to:

a) All documents specified in the Appendix,

b) Credit agreements and security interests pertaining to receivables, goods and bank accounts existing at credit institutions concerning the Client,

c) Any material deterioration of the general financial and business situation of the Client,

d) Any change in the Client's legal representation insofar as it is relevant for the performance of this Receivables Purchase Agreement, and any corporate law transformation affecting the Client, e.g. merger, spin-off, split-off or acquisition, any change in the legal form and any establishment, amendment or cancellation of profit and loss transfer agreements,

e) any facts that make a Debtor an Affiliated Company,

f) all outstanding value-added tax liabilities relating to claims resulting from deliveries and services of the Client to Debtors, and designation of the individual Receivables for which value-added tax has not yet been paid,

g) any Change of Control,

h) upon specific request of the Factor, other documents relevant to creditworthiness that the Factor requires due to supervisory law requirements.

(6) The reporting obligations in accordance with the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung) remain with the Client – irrespective of the assignment of Receivables to the Factor.

Art. 18 Audit

(1) The Factor shall be entitled to conduct an ordinary Audit during normal business hours after prior notification. The costs incurred for such Audit shall be borne by the Client in the form of an audit fee in

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each case. The number of ordinary Audits to be carried out in one contractual year and the amount of the audit fee shall be specified by the parties in the Appendix.

(2) The Factor is entitled to carry out further extraordinary Audits for good cause (aus wichtigem Grund) at any time. In such cases, no prior notification is required if this would obviously conflict with the purpose of the Audit. The costs of an extraordinary Audit shall be borne by the contracting party that gave cause for it to be carried out.

(3) The Factor may make use of third parties for the Audit and entrust them to perform the audit at the Client's premises.

(4) The Factor or a person authorised by the Factor shall be entitled to inspect all books, business and commercial letters and documents relating to the present Receivables Purchase Agreement and the Receivables during an Audit and shall be entitled to make copies thereof. The Factor shall ensure, that no person instructed with such audit (including both internal auditors of the Factor and external auditors) will disclose any confidential information of Client (including but not limited to sensitive commercial information, especially concerning customers, production volumes and quantities supplied) to the Factor or any third party that is not directly related to this Agreement and the Receivables or the collection thereof.

(5) Beyond the scope of the Audits, the Factor may require the Client to submit copies of invoices, proof of receipt of payments and other documents necessary to comply with its legal obligations under the Money Laundering Act (Geldwäschegesetz). The Factor may also carry out account reconciliations with the Debtors twice a year or for a given reason in writing or by telephone and obtain balance confirmations from them. For the duration of the undisclosed Inhouse Procedure, the Factor shall select a method for this which ensures that the Debtors are not informed about the purchase and assignment of the Receivables and that the Client is at the same time burdened as little as possible (e.g. by involving the Client’s tax advisors or external auditors).

Art. 19 Account management

The Factor shall manage various accounts for each Client, including the Factoring Settlement Account, the Account “Inkassoverbindlichkeiten”, the Account “Finanzierte Forderungen” and the Retention Accounts. All accounts held by the Factor for the respective Client form one uniform account, regardless of their name. The respective resulting balances may be set-off against one another by the Factor without restriction.

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Art. 20 Non-assignment clause, maturity, set-off and rights of retention

(1) Claims of the Client against the Factor may only be assigned to third parties with the latter’s prior written consent. The Factor is entitled to withhold consent for good cause (aus wichtigem Grund); good cause shall apply, in particular, if the intended assignment gives grounds for the assumption that it would be disadvantageous to the Client's suppliers.

(2) Claims of the Factor against the Client always fall due immediately, unless otherwise provided in this contract.

(3) The Factor is entitled to net (verrechnen) all mutual claims, in particular claims of the Factor to the provision of retention against claims of the Client to payment of the Purchase Price and retention to be released, regardless of their previous designated purpose or intended purpose.

(4) The Factor may net (verrechnen) all collections from a Debtor – regardless of their designated purpose – in relation to the Client against the purchased Receivables (parts of receivables) owed by such Debtor first. This does not apply to payments relating to cash transactions (Section 142 Insolvency Act (InsO)) which the Client has entered into with the Debtor after the Limit has been cancelled. Sentence 1 applies accordingly to the credit notes granted by the Client.

(5) The Factor is entitled to withhold services which it owes, even if they are due, due to its own claims.

Art. 21 Remote transmission of data

(1) If data is exchanged by means of remote data transmission, the sender must hold the documents on which the data is based in escrow for the recipient according to the statutory retention periods and surrender them upon request. The sender is liable for the data which have been sent matching the original documents.

(2) The sender is not liable for errors in transmission which are caused by a network operator. The sender and the recipient shall notify defective transmissions as soon as they become aware of them. If a transmission is defective, the parties shall be placed in the position they would have been in if the transmission had been free of errors.

(3) The parties are entitled to send documents which arise in the course of the performance of the Receivables Purchase Agreement and do not involve an amendment to the content of the Agreement, as well as other information, by any form of telecommunication. In particular, they are entitled to send such documents by email. The Factor may also make them available via its Online Portal. Microsoft Word, Microsoft Excel or pdf formats can be used for this purpose, as well as other formats which have been agreed between the parties.

(4) If documents are sent by email, they should be sent to an email address specified by the recipient; the recipient is responsible for the existence and verification of messages received.

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(5) The Client will view and download the information and notifications uploaded by the Factor to the Online Portal at least once every Business Day. It is agreed that information and notifications which are uploaded onto the portal by 3 p.m. (CEST) are deemed to be received on that day; those that are uploaded onto it later are deemed to be received on the following day. The Client will do all it can to prevent third parties from gaining knowledge of and using personal codes. Information which the Client receives via the online portal is confidential and may not be given to third parties other than its designated representatives or made accessible to them in any other way. The Client is liable for direct or indirect damages arising from insufficient protection of codes by the Client or other conduct which enables defective, fraudulent or illegal use to be made of the Online Portal. The Factor may at any time unilaterally discontinue or modify the entire online portal or a part thereof.

(6) All costs which are associated with necessary installations and/or modifications of the hard- or software of the Client to produce a connection, as well as the costs of a connection will be borne by the Client.

Art. 22 List of signatures

If the Client provides the Factor with a legally valid signed signature list (specimen signature sheet), the persons named therein qualify as authorized to represent the Client in business transactions with the Factor.

Art. 23 Assignments by the Factor

The Factor is entitled to assign the purchased Receivables to third parties, such as group companies or credit insurers but not to Clients' industry competitors. The Client agrees that the Debtor and client data and information available to the Factor may be passed on to the assignee in this context.

Art. 24 Inception of Agreement, term and termination

(1) This Receivables Purchase Agreement takes effect from the Inception of Agreement. It ends after 12 months as at the end of the month, provided it is terminated on time. It will be renewed automatically by one year if it is not terminated with a three-month notice period before the end of a contractual year.

(2) This Receivables Purchase Agreement may be terminated with immediate effect by either party for good cause in accordance with Section 314 of the German Civil Code (BGB) (Good Cause for Termination).

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(3) In the event that the Agreement is terminated for good cause, repayment of the Drawdown of the Total Maximum Amount will still take place via Debtor collections or the realisation of an Event of Debtor Default will occur. From the date the Agreement is terminated, the Factor is entitled to perform the accounting (Debitorenbuchhaltung) for the assigned Receivables. In this case, the Client may also demand reassignment of all Receivables which were assigned to the Factor but are still outstanding in exchange for concurrent payment of an amount equal to the Drawdown of the Total Maximum Amount.

(4) Any notice of termination shall be made in writing.

Art. 25 Termination and implementation of the Receivables Purchase Agreement

(1) All Receivables offered before the termination of the Receivables Purchase Agreement that satisfy the Purchase Requirements of the Receivables Purchase Agreement shall be purchased by the Factor, to the extent that the Factor’s obligation to purchase does not lapse or cease to apply under any other provisions of this agreement.

(2) Even after termination of the Agreement, Client shall remain obliged to fulfil all of its obligations in respect of the purchased and assigned Receivables (in particular the collection of Receivables, settlement of disputes or arguments of Debtors and the forwarding of debtor collections to the Factor) until the complete repayment of the Drawdown of the Total Maximum Amount. However, the Client shall in no case have any further right or obligation to offer Receivables for purchase to the Factor.

Art. 26 Combating bribery, corruption and money laundering

Neither the Client nor any of its subsidiaries, directors or officers, or, to the best knowledge of the Client an Affiliated Company of it, or an agent or employee of it, has engaged in any activity or conduct, which would violate any applicable anti-bribery, anti-corruption and/or anti-money laundering laws or regulations in any applicable jurisdiction. The Client has instituted and maintains policies and procedures designated to prevent violation of such provisions.

Art. 27 Sanctions representations and covenants

(1) Neither the Client nor any of its subsidiaries, directors or officers, or, to the best knowledge of the Client an Affiliated Company of it, or an agent or employee of it has taken any action resulting in a violation by such persons of

a) laws and regulations administered by the U.S. Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the Office of Export Enforcement of the U.S. Department of Commerce (“OEE”)

b) any equivalent sanctions or measures imposed by the United States, the US Department of State, the Federal Republic of Germany, the European Union, the UN or any other competent sanctions authority.

(2) The Client will not use the proceeds from the factoring in a manner that would cause a breach by the Factor of any law applicable to it.

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(3) The representations, warranties and undertakings given in paragraphs 1 and 2 shall not be made by nor apply to a client, that qualifies as a resident party domiciled in the Federal Republic of Germany within the meaning of Section 2 (15) German Foreign Trade Act (Außenwirtschaftsgesetz) to the extent that it would result in a violation of or conflict with Section 7 German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung), any provision of Council Regulation (EC) 2271/96 or any other anti-boycott statute.

Art. 28 Confidentiality and data protection

(1) The Factor is obliged to maintain confidential all facts and assessments relating to the Client of which it becomes aware. The Factor may only pass on confidential information about Client if this is required by statutory law, or if the Client has given its consent or the Factor is otherwise authorised to provide information.

(2) The Factor is entitled to store and process all data about the Client, the Debtors and the Receivables, and disclose such data to third parties if it is required for the performance of this Agreement. Such data may also be transferred to third parties, particularly for permitted refinancing purposes and provided that the person to whom confidential information is to be given has entered into a confidentiality undertaking. The Client hereby explicitly agrees to the above. In addition, the Client agrees that the Factor is entitled to disclose such data to the companies of the Factor’s group, especially for refinancing purposes, in each case provided that the person to which such confidential information is passed on, is itself bound by respective confidentiality obligations. At the same time, the Client authorises the companies of the Factor’s group to transfer available data to the Factor.

(3) The Factor processes personal data in compliance with the General Data Protection Regulation (GDPR) and in accordance with the provisions of the privacy policy of BNP Paribas Factor GmbH, which can be found on the homepage “www.factor.bnpparibas.de” under the point “Data protection” or by following the link: “www.factor.bnpparibas.de/de/footer-pages/datenschutz”.

(4) As a controller within the meaning of data protection law, the Client undertakes, with regard to the transfer of personal data to the Factor in the course of the Receivables Purchase Agreement, that it will comply with the data protection provisions, in particular the General Data Protection Regulation and the German Federal Data Protection Act.

Art. 29 Miscellaneous; No validity of the Client's GTCs

(1) The Appendix and any other appendices shall also form an integral part of this agreement.

(2) In the event of any discrepancy between the Appendix, on the one hand, and the rest of the Receivables Purchase Agreement (including further appendices), on the other hand, the provisions of the Appendix shall prevail.

(3) Any general terms and conditions or purchase conditions that may be used by the Client in business transactions do explicitly not apply in relation to the Factor.

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Art. 30 Place of performance, place of jurisdiction, choice of law, final provisions

(1) Place of performance and exclusive place of jurisdiction for any disputes arising from and in connection with this Receivables Purchase Agreement shall be Düsseldorf.

(2) The Receivables Purchase Agreement is governed by German law to the exclusion of the Unidroit Convention on International Factoring.

(3) Should one or more provisions of the Receivables Purchase Agreement be or become invalid, or be or become unenforceable, the validity of the remaining provisions will remain unaffected, and the remaining provisions will remain in force, nevertheless. In this case, a supplementary and/or substitute provision shall be applied which corresponds to or at least comes closest to the expressed or, if necessary, presumed intention of the parties, taking into account the purpose of the Receivables Purchase Agreement.

(4) No verbal ancillary agreements have been concluded. Amendments or supplements to this agreement must be in writing to be effective. The written form requirement is also observed when using the advanced electronic signature.

EXHIBIT 99.1

PART 2 – List of definitions

Account “Finanzierte Forderungen”: the Factor's in-house booking account, the balance of which shows the Utilisation of the Total Maximum Amount. In it, the Factor posts the Purchase Prices or parts of Purchase Prices paid out and the settlement amount paid by the Client which arose during Balance Reconciliation System and also the fees and interest owed by the Client but not yet paid or charged by the Factor. After revocation of the Balance Reconciliation System, the Factor also posts to the account the payments of the Debtors which Factor has received directly from them or which have been forwarded to the Factor by the Client. The balance of the account is at the same time the basis for the calculation of the interest by the Factor.

Account “Inkassoverbindlichkeiten”: the Factor's in-house booking account in which the non-purchased Receivables are booked.

Account “Sicherheitsleistungen”: the Factor's in-house booking account in which the General Retention is booked.

Account “Zusätzliche Sicherheitsleistungen”: the Factor's in-house booking account in which all other retentions of the Client is booked, particularly retentions to be furnished pursuant to Art. 5(4) and (6).

Affiliated Company: means an affiliated company (verbundenes Unternehmen) within the meaning of section 15 et seq. of the German Stock Corporation Act (Aktiengesetz).

Agreed Currency: the currency specified in the Appendix which was agreed between the Client and Debtor as the accounting currency and in which the invoice for the Receivable must be issued.

Audit: inspection by the Factor at the Client's premises to ensure that the Client complies, in particular, with the agreements made with the Factor. The inspection also includes the Client's internal organisation and processes, the quality and recoverability of the Receivables as well as the Client's liquidity situation.

Balance Reconciliation System (Saldenabgleich): the procedure described in Art. 4(2).

Business Day: all calendar days of a year with the exception of Saturdays, Sundays and public holidays and bank holidays applicable at the Factor's as well as the relevant Client’s registered office (including any offices in Spain) as well as Shrove Monday.

Change of Control: a different natural or legal person (or group of persons) than before acquires the direct or indirect majority of the company’s shares or voting rights in the Client or a comparable influence over the Client.

Criteria: the criteria required to identify a Receivable, in particular the name of the Debtor, the debtor number allocated to the Debtor in-house by the Client, the invoice number, the invoice date, the amount of the Receivable and the due date of the Receivable.

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Debtors: all present and future contractual partners of the Client who owe or will owe the Client payment for a delivery or service to be made or provided by the Client and who have their registered office in one of the countries listed in the Appendix or in the Appendix Debtor. To the extent that the parties have named certain contractual partners of the Client in the Appendix, Debtors shall refer to these companies only within the meaning of this Agreement.

Dilution Rate: rate expressing the dilution of the Receivables in the particular period under review. In terms of Balance Reconciliation System, it indicates the ratio of reductions made by Debtors on offered Receivables (based on submitted and allocated credit notes) to the nominal amount of all offered Receivables. After revocation of the Balance Reconciliation System, all reductions made by the Debtors are taken into account in the calculation. Furthermore, the ratio of the collections which are not paid into the Client's Secured Accounts to the total of the collections relating to the offered Receivables is considered.

Disclosure: informing the Debtor by means of a notice of assignment about the assignment to the Factor of the Receivable owed by the Debtor.

Dispute: contesting of a Receivable by the Debtor.

Drawdown of the Total Maximum Amount: see Utilisation of Total Maximum Amount.

Dunning Process: if the Client has taken over the dunning process for the Receivables, it will monitor the due dates of the Receivables and, as from the due dates, issue the necessary reminders and send them to the respective Debtors.

Event of Debtor Default (Delkredererisiko): means the Debtor’s insolvency risk. Insolvency is presumed if the Debtor does not pay within the period specified in the Appendix after the due date of the purchased Receivable without disputing the Receivable before or after expiry of such deadline.

Factoring Fee: the percentage of the nominal amount of the respective Receivable specified in the Appendix or the lump sum specified therein, where applicable.

Factoring Settlement Account: the Factor's internal bookkeeping account in which payment claims of the Client against the Factor and payment claims of the Factor against the Client are set-off against each other. A positive balance of the account is paid out to the Client, whereas the Client must settle a negative balance by payment. In Balance Reconciliation System, special rules apply.

General Retention: the amount corresponding to the percentage of the Nominal Amount shown in the Appendix (or determined by the Factor pursuant to Art. 5) and posted to the Account “Sicherheitsleistungen”.

EXHIBIT 99.1

Good Cause for Termination:

A good cause (wichtiger Grund) for termination without notice by the Factor is, in particular, if

a) the Client breaches material contractual obligations, including cooperation obligations;

b) the Factor becomes aware of facts that indicate the Client has not fulfilled its payment obligations to its suppliers with whom an extended retention of title (verlängerter Eigentumsvorbehalt) has been agreed, or not fulfilled them in a timely manner;

c) security provided to the Factor ceases to exist and is not replaced in a timely manner by the Client;

d) a security provider fails to provide contractually agreed security or revokes/terminates contractually agreed and provided security;

e) a significant deterioration of the security provided or to be provided to the Factor, or the financial situation of the Client, is imminent or has occurred;

f) the Client does not promptly pay the Factor the resulting balance in favour of the Factor in the Balance Reconciliation System as per Art. 4 of the Receivables Purchase Agreement, unless the Clients' failure to pay is caused by an administrative or technical error and the payment is made within 3 Business Days of its due date;

g) the Client conceals circumstances that are material for the contract conclusion or continuation, in particular actions on behalf of third parties, from the Factor, or does not disclose them, or

h) there is a Change of Control.

A good cause (wichtiger Grund) for termination without notice by the Client exists, in particular, if the Factor

a) revokes the undisclosed Inhouse Procedure or the Balance Reconciliation System or

b) does not pay the Client the balance resulting in favour of the Client in the Balance Reconciliation System as per Art. 4 of the Receivables Purchase Agreement;

In Good Order: with regard to a Receivable, this means all of the following cumulatively:

a) it exists as can be seen from the Client's purchase offer to the Factor;

b) it is free from any objections or defences;

c) it is assignable and not encumbered by any third-party rights or tax liability claims, e.g. under Section 13c German Value Added Tax Act (UStG), that can be asserted against the Factor;

d) it has not already been otherwise assigned to third parties (with the exception of assignments within the scope of an extended retention of title (verlängerter Eigentumsvorbehalt)), and the Client is entitled to assign the Receivable;

e) the underlying delivery and service was rendered in full and invoiced, and the invoice has been received by the Debtor.

Inception of Agreement (Vertragsbeginn): the date specified for this in the Appendix.

Inhouse Procedure: in this procedure, the Factor transfers the accounts receivable accounting (Debitorenbuchhaltung) to the Client, who takes care of it for the Factor on a fiduciary basis. The Dunning Process for the Receivables may, but does not have to be, assigned to the Client.

EXHIBIT 99.1

Interest: this is calculated by applying the Interest Rate to the relevant debit balance of the Account “Finanzierte Forderungen”. Interest is calculated on the basis of the international interest method, i.e. always with actual/360 interest days per year.

Interest Rate: the percentage p.a. resulting from addition of the percentages p.a. named in the Appendix as reference interest rate and interest margin. Unless otherwise stated, the applicable value of the reference interest rate corresponds to the monthly average of the daily values of the reference interest rate as published on the website of the Deutsche Bundesbank. With the exception of the reference interest rates based on EURIBOR, the last banking day of a month is not taken into account.

Limit: the maximum amount up to which the Factor shall purchase from the respective Client Receivables owed by a specific Debtor. To determine the utilisation of the Limit, all outstanding Receivables from a specific Debtor that the Factor has purchased from the respective Client are added (credit items, e.g., credit notes or on-account payments do not reduce the utilisation of the Limit until they have been cleared).

Nominal Amount: the final amount shown in an invoice including any VAT.

Offer Requirements (Andienungsvoraussetzungen): apply to Receivables of the Client which cumulatively fulfil the following requirements:

a) the delivery or service on which the Receivables are based has already been rendered in full and the Receivables arose in the ordinary course of the Client's business;

b) no legally binding restrictions on assignment or advance assignment/assignment have been entered into in relation to the Receivables, except if an extended retention of title (verlängerter Eigentumsvorbehalt) in favour of a supplier of Client is concerned;

c) the Receivables validly exist, as can be seen from the Criteria transmitted, are assignable, are not encumbered by objections or defences, and are free from rights of third parties;

d) the Receivables are due from commercial Debtors and not from an Affiliated Company;

e) the Client has issued an invoice for the Receivables and already sent it to the Debtor;

f) the contractual relationship from which the Receivables arise is governed by German, Belgian, Dutch, Swiss or English law;

g) no trade/economic sanctions within the meaning of Art. 27(1) have been imposed against the Debtor, against the country in which the debtor is domiciled or with regard to the goods/services whose delivery/performance forms the basis of the Receivable;

Offer Time (Andienungszeitpunkt): the point in time specified in the Appendix when the Client shall offer Receivables to the Factor for purchase.

Online Portal: the Factor's online portal is an Internet platform which enables the electronic exchange of information and data between the Client and the Factor.

EXHIBIT 99.1

Purchase Limit: the maximum amount specified in the Appendix up to which the Factor shall purchase Receivables owed by Debtors from all Clients. To determine the utilisation of the Purchase Limit, all outstanding Receivables from Debtors that the Factor has purchased from all Clients shall be added together.

Purchase Price: equals the nominal amount of the purchased Receivable as far as it actually exists (i.e., reduced by bonuses, discounts, justified deductions by the Debtor).

Purchase Requirements: are met with regard to a Receivable of the Client offered to the Factor for purchase if the following requirements for the Receivable are fulfilled:

a) it is within a limit that the Factor has granted to the Client for this Debtor, taking into account purchased Receivables previously, and also within the Purchase Limit that the Factor has granted the Client for purchases in total;

b) the Debtor was granted a payment term for the Receivable that does not exceed the maximum payment term specified in the Appendix;

c) it was invoiced no later than 5 Business Days after delivery/performance of services;

d) the invoice issued for it is in an agreed Currency;

e) it is at the time of purchase no older than 12 calendar days (in case of the first purchase not more than 120 calendar days) and has not been due for more than 30 days;

f) it fulfils the Offer Requirements.

Receivables: all currently existing and future monetary claims of the Client for payment which (a) result from contracts with the Debtors and which (b) are based on the types of goods/services specified in the Appendix.

Retention Accounts: means the Factor’s in-house booking accounts: account “Sicherheitsleistungen” and account “Zusätzliche Sicherheitsleistungen”.

Secured Accounts: bank accounts of the Client used solely for incoming payments on Receivables for which security (pledge or assignment of claims against the account-holding bank) has been provided in favour of the Factor after revocation of the Balance Reconciliation System in accordance with a separate agreement and to which no third-party rights exist.

Total Maximum Amount: the amount specified in the Appendix which denotes the maximum sum of all Purchase Prices or parts of Purchase Prices paid out by the Factor.

EXHIBIT 99.1

Utilisation of the Total Maximum Amount: is calculated by adding all Purchase Prices or parts of Purchase Prices paid out by the Factor for (a) purchased Receivables that are still outstanding and (b) purchased Receivables already paid for by the Debtor for which the payment received from Debtor has not yet been forwarded to the Factor as well as the fees and interest owed by the Client but not yet paid or invoiced by the Factor. If the currency in which the Receivables or the paid-out Purchase Price components are denominated is not EUR, the respective foreign currencies will be assessed for the purpose of calculating the Utilisation of the Total Maximum Amount using the EUR exchange rate valid the day before the day of disbursement based on the 8.45 a.m. fixing by BNP Paribas SA. The resulting amount is also the Drawdown of the Total Maximum Amount and is equal to the balance of the Account “Finanzierte Forderungen”.

EXHIBIT 99.1

PART 3 – Appendix

[Omitted]

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PART 4 – Appendix Debtors

[Omitted]

EXHIBIT 99.1

PART 5 – Signatures

Neu-Isenburg, September 19, 2025 Düsseldorf, October 13, 2025

_/s/ Bernd Schinkels /s/ Reiser

Chemours Deutschland GmbH BNP Paribas Factor GmbH

Bernd Schinkels - Director Reiser, CEO

(name and position in block letters) (name and position in block letters)

Meyrin, September 19, 2025 Dordrecht, September 19, 2025

/s/ Eliane Herzfeld /s/ Dries Maebe

Chemours International Operations Sarl Chemours Netherlands BV

Eliane Herzfeld Finance Controller Dries Maebe - Director

(name and position in block letters) (name and position in block letters)

Manchester, September 19, 2025 Kallo, September 19, 2025

/s/ Ian Fletcher _/s/ Bernard Delhaye____________

Chemours UK Ltd. Chemours Belgium BV

Ian Fletcher - Director Bernard Delhaye – Director

(name and position in block letters) (name and position in block letters)

Dordrecht, September 19, 2025

/s/ Dries Maebe

Chemours International BV

Dries Maebe

(name and position in block letters)

EXHIBIT 99.1

PART 6 – Accession (Schuldbeitritt)

We, The Chemours Company, 1007 Market Street, Wilmington, Delaware 19801, USA, hereby declare our accession (Schuldbeitritt) to the Receivable Purchase Agreement and expressly assume the joint and several liability for all liabilities of the Clients vis-à-vis the Factor under such contractual relationship.

This joint and several liability does not expire until the final fulfilment of all claims of the Factor under the contractual relationship. If the Client's payments to the Factor are challenged or disputed as part of insolvency proceedings, the Factor's claims from joint and several liability against us will be revived.

An ordinary termination of this accession (Schuldbeitritt) is only possible concurrently with an ordinary termination of the Receivable Purchase Agreement.

Wilmington, Delaware_________________ 2025

__/s/ Shane Hostetter________________________________

The Chemours Company

Shane Hostetter

SVP, Chief Financial Officer_____________________________

(name and position in block letters)